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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, made as of the 7th day of February, 2000, by and between Stockwalk.com, Inc. (the "Company") and Frank H. Lallos (the "Employee").

         WHEREAS, Company desires to avail itself of Employee's skills, talents, contacts, judgment and knowledge for the benefit of Company and accordingly has offered to employ Employee pursuant to the terms and conditions set forth hereinafter; and

         WHEREAS, Employee desires duties and responsibilities commensurate with Employee's education, experience and background, and salary, bonus, and other benefits and perquisites at levels that reflect Employee's anticipated future contributions to the Company;

         NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company shall employ Employee and Employee agrees to be so employed in the capacity of President for a term of one (1) year commencing on February 21, 2000 and terminating February 20, 2001. This Agreement shall automatically renew, if not previously terminated, for successive one-year terms thereafter unless the Company shall have provided Employee with written notice of the Company's intent not to renew by January 1, 2001 and by each January 1 thereafter.

         2. Duties. Employee shall diligently and conscientiously devote Employee's full and exclusive time and attention to the discharge of Employee's duties as President of the Company. Such duties shall be the day-to-day operation and management of the Company. Employee agrees to report directly to Todd Miller or such other senior officer of the Company or Stockwalk.com Group, Inc. as Eldon C. Miller or David B. Johnson may from time to time deem appropriate.

         3. Base Salary. Commencing on February 21, 2000 and continuing through and including the last day of the initial term of this Agreement, the Company shall pay to Employee for services rendered hereunder as base compensation the sum of Two Hundred Thousand Dollars ($200,000) per annum, which shall be paid in equal monthly or other convenient installments.

         4. Bonus. On the first anniversary date of commencement of employment and provided Employee is employed on such date, Employee shall be entitled to receive a bonus payment of up to Fifty Thousand Dollars ($50,000). Such bonus shall be discretionary and Employee's right to receive said amount or a portion thereof, shall be determined by Eldon C. Miller and David B. Johnson, in their sole discretion, based upon the following criteria as applied to the Company's business: (a) Site Redesign; (b) Baseline Industry Comparison, including but not limited to Gomez ratings; (c) Customer Service Performance; and, (d) Management and Leadership.

         5. Moving/Living Expenses. Upon presentment of an itemized statement of qualifying expenses, on such form as may be required by the Company, Company agrees to reimburse employee for moving expenses incurred in connection with Employee's relocation to the Minneapolis/St. Paul Metropolitan area. Such expense reimbursement shall not exceed Five Thousand Dollars ($5,000) in amount.

             Company also agrees to pay Employee a monthly living expense allowance equal to One Thousand Two Hundred Dollars ($1,200) to help defray expenses occasioned by Employee's need to live


                                 Exhibit 10.5-1

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in the Minneapolis area during the week to perform his duties hereunder. Said allowance shall terminate once Employee relocates to the Minneapolis/St. Paul Metropolitan area and in no event shall be payable after September 30, 2000.

         6. Benefits. Employee shall be entitled to participate in such fringe benefit programs maintained by the Company as are available for other employees similarly situated.

         7. Expenses. The Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in carrying out Employee's duties under this Agreement. Employee shall present to the Company from time to time an itemized statement of account of such expenses in such form as may be required by the Company.

         8. Termination. Employee's employment hereunder shall be terminated upon the happening of any of the following events: (i) expiration of the term of this Agreement, without renewal; (ii) death of the Employee; (iii) notice to Employee that Employee's employment is terminated due to Employee's inability to perform Employee's usual and customary duties by reason of physical of mental disability; (iv) at any time without notice by the Company for cause; or (v) on thirty (30) days' prior written notice by either the Company or Employee for any reason. Employee shall be terminated "for cause" only if the Company determines Employee has violated an applicable law, rule, or regulation, or committed an unlawful or dishonest act, any felony, any act of bad faith, fraud, embezzlement, misappropriation, dishonesty or moral turpitude or the Employee's loss or suspension of any necessary licensure.

         9. Confidentiality. Employee may have access to Confidential Information, as defined herein, which the Company desires to protect at all times. Therefore:

             A.  Employee understands, acknowledges, and agrees that:

                 (i) "Confidential Information" means any information or compilation of information possessed by the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, including but not limited to: (1) any information not generally known in the industry of the business regarding the Company's pricing of services, research, development, marketing, products, customers, clients, potential clients, servicing, business systems, and techniques; (2) financial information concerning the Company; and (3) any information that the Company may from time to time designate as "confidential," "proprietary," or "trade secrets" which is not generally know in the industry of the Company;

                 (ii) The Employee's duties may involve the use of the Confidential Information;

                 (iii) The Company has expended substantial sums of money, time and effort in developing such Confidential Information; and

                 (iv) The Company will be substantially harmed in the competitive marketplace if the Confidential Information is used to its detriment or to the benefit of others.

             B.  In recognition of the foregoing, the Employee agrees that:


                                 Exhibit 10.5-2
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                 (i)   The employee will not, during or after employment with
             the Company, directly or indirectly use or disclose any Confidential Information to any other person, firm or company, or in any way use for his benefit, or to the detriment of the Company, any Confidential Information obtained during the course of his employment with the Company, except as required in the conduct of the Company's business or as authorized in writing by the Company; and

                 (ii) All memoranda, notes, records, papers and other documents and all copies thereof relating to the Company's operation and all objects related thereto are and remain the property of the Company; including, but not limited to, those developed, investigated, or considered by the Company. Employee will not copy or duplicate any of the aforementioned documents or objects nor use any information contained therewith, except for the Company's benefit, either during or after his employment.

         10. Covenant Not to Compete. The parties agree that the Company would be substantially harmed if the Employee competes with the Company during employment with the Company or after termination of employment with the Company. In exchange for benefits provided to the Employee hereunder, the Employee agrees that during his employment with the Company and for a period of six (6) months after termination of such employment for any reason, the Employee will not directly or indirectly, without the written consent of the Company:

             A. Engage in or begin any business competitive with the Company in any product or geographic market in which the Company is then engaged in business. "Engage in" means to directly or indirectly, and whether as a principal, agent, employee, consultant, through an affiliate, or otherwise, alone or in association with any individual or any other entity, carry on, be engaged or take part in, or own, share in the earnings of, or invest in the stocks, bonds or other securities of, any entity engaged in such businesses in such area. "Affiliates" means, as to any party, any entity which controls, or is under common control with, such party.

             B. Solicit any person now, heretofore, or hereafter employed or retained by the Company as employee, agent or independent contractor to work for or with Employee as an employee, partner, agent, independent contractor or otherwise, in a business enterprise competitive with that of the Company.

             C. Vilify, disparage or otherwise slander or defame the business or business practices of the Company or its officers, directors, or employees.

         11. Indemnification. Employee shall indemnify and hold harmless the Company from and against any and all claims, actions and suits, and from and against any and all liabilities, losses, damages, costs, charges, attorney's fees and other expenses of every nature and character, arising out of, caused by or in any manner related to claims against the Company provided it has been finally determined that such claims arise out of actions by Employee that were illegal or unlawful, out of the scope of his employment, violative of applicable federal or state statutes, rules or regulations or applicable regulatory pronouncements. This indemnification shall survive termination of this Agreement.

         12. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:


                                 Exhibit 10.5-3
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             If to Company:                  General Counsel
                                             Stockwalk.com, Inc.
                                             5500 Wayzata Boulevard, Suite 800
                                             Minneapolis, MN   55416

             If to Employee:                 Frank H. Lallos
                                             5 Meadow Lane
                                             Maynard, MA 01754

         13. Severability. In the event any portion of this Agreement is found to be invalid or unenforceable by any court of competent jurisdiction, the same will not affect in any respect whatsoever the validity of the remainder of this Agreement. Further, if any provision is held to be overbroad as written, that provision should be considered to be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without respect to the conflict of law provisions thereof.

         15. Entire Contract. This Agreement constitutes the entire understanding and agreement between the Company and Employee with regard to the matters stated herein and replaces and supercedes any other agreements with the Company. There are no other agreements, conditions or representations, oral or written, express or implied, with regard to the employment of Employee by the Company. This Agreement may be amended only in writing, signed by both parties hereto.

         16. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and shall inure to the benefit of and be binding upon the Employee, Employee's heirs, distributees and personal representatives.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                 STOCKWALK.COM, INC.

                                 By:    /s/ Philip T. Colton
                                    -------------------------------------------
                                 Its:   Senior Vice President/General Counsel
                                     ------------------------------------------

                                        /s/ Frank H. Lallos
                                 ----------------------------------------------
                                 FRANK H. LALLOS




                                 Exhibit 10.5-4